UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, Massachusetts 02375

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 230-1828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2016, an accredited investor (the “Investor”) purchased from Pressure BioSciences Inc., a Massachusetts corporation (the “Company”) a Promissory Note in the aggregate principal amount of up to $2,000,000 (the “Note”) due and payable on the earlier of October 28, 2017 (the “Maturity Date”) or on the seventh business day after the closing of a Qualified Offering (as defined in the Note). Although the Note is dated October 26, 2016, the transaction did not close until October 28, 2016, when the Company received its initial $250,000 advance pursuant to the Note. As a result, on the same day and pursuant to the Note, the Company issued to the Investor a Common Stock Purchase Warrant (the “First Warrant”) to purchase 625,000 shares of the Company’s common stock (“Common Stock”) at an exercise price per share equal to $0.40 per share. The Investor is obligated to provide the Company $250,000 advances under the Note, but the Investor shall not be required to advance more than $250,000 in any individual fifteen (15) day period and no more than $500,000 in the thirty (30) day period immediately following the date of the initial advance. Notwithstanding the fifteen (15) day period limitation, on November 2, 2016, the Company received a second $250,000 advance pursuant to the Note and the Company issued to the Investor the Second Warrant to purchase 625,000 shares of the Common Stock. The terms of the First and Second Warrants are identical except for the exercise date, issue date, and termination date. Interest on the principal balance of the Note shall be paid in full on the Maturity Date, unless otherwise paid prior to the Maturity Date. Interest shall be assessed as follows: (i) 10% on all principal amounts advanced prior to April 28, 2017; (ii) the foregoing and 4% on any amount remaining outstanding if the principal amount is repaid between April 28, 2017 and July 28, 2017; or (iii) both of the foregoing and 4% on any amount remaining outstanding if the principal amount is repaid between July 28, 2017 and October 28, 2017. Garden State Securities, Inc. is acting as Placement Agent with regard to this transaction and is being paid eight percent (8%) of all principal amounts advanced in connection with this transaction.

The foregoing description of the Note and the First and Second Warrants do not purport to be complete and are qualified in their entirety by the terms and conditions of such documents. Copies of the Note and the form of Common Stock Purchase Warrant are attached hereto as Exhibits 10.1, and 4.1, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K (the “Report”), which disclosure is incorporated herein by reference.

The Company issued the Note and First and Second Warrants in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the securities took place directly between the offeree and us.

Item 8.01 Other Events.

On November 3, 2016, the Company issued a press release announcing the issuance of the Note and First and Second Warrants.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1*	Form of Warrant

10.1*	Promissory Note, dated October 26, 2016

99.1*	Press Release, dated November 3, 2016

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: November 3, 2016	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President